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                                                                     Exhibit 1.2


                              SPARTECH CORPORATION

                     COMMON STOCK, PAR VALUE $.75 PER SHARE

                                  -----------

                             UNDERWRITING AGREEMENT

                                                            January 28, 2004

Goldman, Sachs & Co.,
Deutsche Bank Securities Inc.,
McDonald Investments Inc., A KeyCorp Company,
First Analysis Securities Corporation,
   As representatives of the several Underwriters
    named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

      Spartech Corporation, a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 1,917,164 shares and, at the election of the Underwriters, up to 1,095,000 additional shares of Common Stock, par value $.75 per share, of the Company ("Stock"), and Vita International Limited, a limited liability company incorporated under the laws of England (a wholly-owned subsidiary of British Vita PLC), and a stockholder of the Company named in Schedule II hereto (the "Selling Stockholder"), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 5,382,836 shares of Stock. The aggregate of 7,300,000 shares to be sold by the Company and the Selling Stockholder is herein called the "Firm Shares" and the aggregate of 1,095,000 additional shares to be sold by the Company is herein called the "Optional Shares". The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares".

      1.    (a)   The Company represents and warrants to, and agrees with, each of the Underwriters that:

            (i) A registration statement on Form S-3 (File No. 333-109682) (the "Initial Registration Statement") in respect of the Shares has been filed with the Securities and Exchange Commission (the "Commission"); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a "Rule 462(b) Registration Statement"), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives named in Schedule I hereto (the "Representatives")); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the Act is hereinafter called a "Preliminary Prospectus"; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and the documents incorporated by reference in the prospectus contained in the Initial Registration Statement at the time such part of the Initial Registration Statement became effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes, effective, are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Shares, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, is hereinafter called the "Prospectus"; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment to the Initial Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any reference to the Prospectus as amended or supplemented shall be deemed to refer to the Prospectus as amended or supplemented in relation to the Shares in the form in which it is filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof, including any documents incorporated by reference therein as of the date of such filing);

            (ii) The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Prospectus as amended or supplemented relating to such Shares;

            (iii) The Registration Statement and the Prospectus conform, and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use in the Prospectus as amended or supplemented relating to the Shares, or by the Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

            (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

            (v) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

            (vi) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority
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      (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

            (vii) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the description of the Stock contained in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares and except as set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

            (viii) The unissued Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

            (ix) The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such breach or violation that would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken together as a whole, provided, that any such breach or violation does not affect the validity of the Shares; or (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, by the National Association of Securities Dealers, Inc. (the "NASD") or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

            (x) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except for any such default under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument that would not, individually or in the aggregate, have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken together as a whole;

            (xi) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Plan of Distribution" and "Underwriting", insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair;

            (xii) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (xiii) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

            (xiv) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of or liable under any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws and the Company is not aware of any pending investigation which might lead to such a claim which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken together as a whole;

            (xv) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder; and

            (xvi) Arthur Andersen LLP, who have certified certain financial statements of the Company and its subsidiaries, were independent public accountants as required by the Act and the rules and regulations of the Commission thereunder at all times at which they certified financial statements of the Company and its subsidiaries.

            (b) The Selling Stockholder represents and warrants to, and agrees with, each of the Underwriters and the Company that:

            (i) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained; and the Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder;

            (ii) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute (other than state securities or Blue Sky laws), indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Memorandum of Association or Articles of Association of the Selling Stockholder or any statute (other than state securities or Blue Sky laws) or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder;

            (iii) The Selling Stockholder has, and immediately prior to the First Time of Delivery (as defined in Section 4 hereof) the Selling Stockholder will have, good and valid title to the Shares to be sold by the Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, will pass to the several Underwriters;

            (iv) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any shares of Stock, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, without your prior written consent;

            (v) The Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

            (vi) To the extent that any statements or omissions made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by the Selling Stockholder expressly for use therein, such Preliminary Prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

            (vii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, the Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-8BEN or W-8ECI, as applicable; and

            (viii) The obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of such corporation, or by the occurrence of any other event; if such corporation should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing the Shares shall be delivered by or on behalf of the Selling Stockholder in accordance with the terms and conditions of this Agreement.

      2. Subject to the terms and conditions herein set forth, (a) the Company and the Selling Stockholder agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder, at a purchase price per share of $22.86, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Company and the Selling Stockholder as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and the Selling Stockholder hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

      The Company, as and to the extent indicated in Schedule II hereto, hereby grants to the Underwriters the right to purchase at their election up to 1,095,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by the Company as set forth in Schedule II hereto. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you, but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

      3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

      4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least two business days' prior notice to the Company and the Selling Stockholder shall be delivered by or on behalf of the Company and the Selling Stockholder to Goldman, Sachs & Co., through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company and the Selling Stockholder as their interests may appear, to Goldman, Sachs & Co. at least two business days in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least two business days prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 A.M., New York time, on February 3, 2004 or such other time and date as Goldman, Sachs & Co., the Company and the Selling Stockholder may agree upon in writing, and, with respect to the Optional Shares, 9:30 A.M., New York time, on the date specified by Goldman, Sachs & Co. in the written notice given by Goldman, Sachs & Co. of the Underwriters' election to purchase such Optional Shares, or such other time and date as Goldman, Sachs & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery", such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery", and each such time and date for delivery is herein called a "Time of Delivery".

            (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof, will be delivered at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004 (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 P.M., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York

Business Day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

      5. The Company agrees with each of the Underwriters:

            (a) To prepare the Prospectus as amended and supplemented in relation to the Shares in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of this Agreement and prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you promptly of any such amendment or supplement after such Time of Delivery and furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares, and during such same period to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any prospectus relating to the Shares or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

            (b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (c) Prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus as amended or supplemented in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

            (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule
158);

            (e) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of this Agreement, not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any shares of Stock, any securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without your prior written consent;

            (f) To furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

            (g) During a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

            (h) To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

            (i) To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the "Exchange");

            (j) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by

10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

            (k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company's corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the "License"); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

      6. The Company and the Selling Stockholder covenant and agree with one another and with the several Underwriters that (a) the Company and the Selling Stockholder will pay or cause to be paid a pro rata share (based on the number of Shares to be sold by the Company and the Selling Stockholder hereunder) the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or reproducing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum and the cost of printing or producing closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; and (iv) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the NASD of the terms of the sale of the Shares; (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; and (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (c) the Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of the Selling Stockholder's obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for the Selling Stockholder and (ii) all expenses of the Selling Stockholder and taxes incident to the sale and delivery of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Stockholder shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

      7. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and of the Selling Stockholder herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholder shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

            (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

            (b) Sullivan & Cromwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated such Time of Delivery, with respect to the incorporation of the Company, the Shares, the due authorization, execution and delivery of this Agreement and with respect to the Registration Statement, the Prospectus and such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

            (c) Armstrong Teasdale LLP, counsel for the Company, shall have furnished to you its written opinion (a draft of such opinion is attached as Annex II(a) hereto), dated such Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus as amended or supplemented;

            (ii) The Company has an authorized capitalization as set forth in the Prospectus as amended or supplemented, and all of the issued shares of capital stock of the Company (including the Shares being delivered at such Time of Delivery) have been duly and validly authorized and issued and are fully paid and non-assessable; and the Shares conform to the description of the Stock contained in the Prospectus as amended or supplemented;

            (iii) The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

            (iv) Each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors' qualifying shares and except as otherwise set forth in the Prospectus) all of the issued shares of capital stock of each subsidiary and the membership and partnership interests of each subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (such counsel being entitled to rely in respect of the opinion in this clause upon opinions of local counsel and in respect of matters of fact upon certificates of officers of the Company or its subsidiaries, provided that such counsel shall state that they believe that both you and they are justified in relying upon such opinions and certificates);

            (v) To the best of such counsel's knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

            (vi) This Agreement has been duly authorized, executed and delivered by the Company;

            (vii) The issue and sale of the Shares being delivered at such Time of Delivery to be sold by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

            (viii) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such as have been obtained under the Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the Exchange Act, by the NASD or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

            (ix) Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or, to the best of such counsel's knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other instrument to which it is a party or by which it or any of its properties may be bound;

            (x) The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Plan of Distribution" and "Underwriting", insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

            (xi) The Company is not an "investment company", as such term is defined in the Investment Company Act;

            (xii) The documents incorporated by reference in the Prospectus as amended or supplemented (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and they have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

            (xiii) The Registration Statement, as of its effective date, and the Prospectus, as amended or supplemented, and any further amendments and supplements thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in the opinion in subsection (x) of this
      Section 7(c), they have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of such Time of Delivery, either the Registration Statement or the

      Prospectus as amended or supplemented or any further amendment or supplement thereto made by the Company prior to such Time of Delivery (other than the financial statements and related schedules and other financial data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and they do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required;

            (d) Milbank, Tweed, Hadley & McCloy LLP, special United States counsel for the Selling Stockholder, shall have furnished to you its written opinion with respect to the Selling Stockholder (a draft of such opinion is attached as Annex II(b) hereto), dated the First Time of Delivery, in form and substance satisfactory to you, to the effect that:

            (i) This Agreement has been duly delivered by the Selling
      Stockholder;

            (ii) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation by it of the transactions herein contemplated will not conflict with any laws of the United States or New York that in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement nor will such action result in any violation of any order, rule or regulation known to such counsel of any court or United States or New York governmental agency or body having jurisdiction over the Selling Stockholder or the property of the Selling Stockholder;

            (iii) No consent, approval, authorization or order of any United States or New York governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except for such consents, approvals, authorizations or orders which have been duly obtained and are in full force and effect, such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters; and

            (iv) Good and valid title to such Shares, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code;

            (e) Ashurst, United Kingdom counsel for the Selling Stockholder, and in-house counsel of the Selling Stockholder shall have furnished to you their written opinion with respect to the Selling Stockholder (drafts of such opinions are attached as Annex II(c) hereto), dated the First Time of Delivery, each in form and substance satisfactory to you, to the effect that:

            (i) The Selling Stockholder is a limited liability company, duly incorporated and subsisting under the laws of England and, so far as is discoverable from public records of the Companies Registry, is not in liquidation;

            (ii) The Selling Stockholder has all requisite corporate power to enter into, execute, deliver and perform its obligations under this Agreement and has taken all necessary corporate action to authorize the entry into, execution, delivery and performance of its obligations under this Agreement and has duly executed this Agreement;

            (iii) The sale of the Shares to be sold by the Selling Stockholder hereunder and the compliance by the Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any English statute applicable to English companies generally, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of the Memorandum of Association or Articles of Association of the Selling Stockholder; and

            (iv) No consent, approval, authorization or order of any English court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the Shares to be sold by the Selling Stockholder hereunder, except for such consents, approvals, authorizations or orders which have been duly obtained and are in full force and effect in connection with the purchase and distribution of such Shares by the Underwriters;

            (f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 A.M., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, (i) Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto (the executed copy of the letter delivered prior to the execution of this Agreement is attached as Annex I(a) hereto and a draft of the form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement and as of each Time of Delivery is attached as Annex I(b) hereto), and (ii) the Chief Financial Officer of the Company shall have furnished to you a certificate or certificates, dated the respective times of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex II(d) hereto;

            (g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus as amended or supplemented any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus as amended or supplemented, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

            (h) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

            (i) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company's securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus as amended or supplemented;

            (j) The Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

            (k) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the executive officers and directors of the Company, substantially in the form of Annex III hereto;

            (l) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement; and

            (m) The Company and the Selling Stockholder shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholder, respectively, satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholder, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholder of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section.

      8. (a) The Company and the Selling Stockholder will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein; provided, further, that the liability of the Selling Stockholder pursuant to this subsection 8(a) shall not exceed the product of the number of Shares sold by the Selling Stockholder and the initial public offering price of the Shares as set forth in the Prospectus as amended or supplemented.

            (b) Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, any preliminary prospectus supplement, the Registration Statement, the Prospectus as amended or supplemented and any other prospectus relating to the Shares or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

            (c) Promptly after receipt by an indemnified party under subsection
(a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

            (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (e) The obligations of the Company and the Selling Stockholder under this Section 8 shall be in addition to any liability which the Company and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

      9. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholder that you have so arranged for the purchase of such Shares, or the Company and the Selling Stockholder notify you that they have so arranged for the purchase of such Shares, you or the Company and the Selling Stockholder shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

            (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

            (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company or the Selling Stockholder, except for the expenses to be borne by the Company and the Selling Stockholder and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in
Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      10. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or the Selling Stockholder, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

      11. If this Agreement shall be terminated pursuant to Section 9 hereof, neither the Company nor the Selling Stockholder shall then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholder as provided herein, the Company and the Selling Stockholder pro rata (based on the number of Shares to be sold by the Company and the Selling Stockholder hereunder) will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholder shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 6 and 8 hereof.

      12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

      All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Registration Department; if to the Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for the Selling Stockholder at its address set forth in Schedule II hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholder by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

      13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholder and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company, the Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

      15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

      16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      17. The Company and the Selling Stockholder are authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. Federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

      If the foregoing is in accordance with your understanding, please sign and return to us one counterpart for each of the Company, the Selling Stockholder and the Representatives plus one for each counsel, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholder for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                          Very truly yours,

                                          Spartech Corporation

                                          By:  /s/ Bradley B. Buechler
                                             -----------------------------------
                                             Name:  Bradley B. Buechler
                                             Title: Chairman, President and
                                                    Chief Executive Officer

                                          Vita International Limited

                                          By:  /s/ D.A. Campbell
                                             -----------------------------------
                                             Name:  D.A. Campbell
                                             Title: Chief Executive


Accepted as of the date hereof
in New York, New York:

Goldman, Sachs & Co.
Deutsche Bank Securities Inc.
McDonald Investments Inc., A KeyCorp Company
First Analysis Securities Corporation

By: /s/ Goldman, Sachs & Co.
    -------------------------------------
       (Goldman, Sachs & Co.)

    On behalf of each of the Underwriters

                                   SCHEDULE I

                                                                    NUMBER OF
                                                                    OPTIONAL
                                                                  SHARES TO BE
                                                 TOTAL NUMBER OF  PURCHASED IF
                                                   FIRM SHARES    MAXIMUM OPTION
                  UNDERWRITER                    TO BE PURCHASED    EXERCISED
                  -----------                    ---------------  --------------
Goldman, Sachs & Co............................     2,496,600        374,490
Deutsche Bank Securities Inc...................     1,971,000        295,650
McDonald Investments Inc., A KeyCorp Company...     1,314,000        197,100
First Analysis Securities Corporation..........      788,400         118,260
Credit Lyonnais Securities (USA) Inc...........      365,000         54,750
NatCity Investments, Inc.......................      365,000         54,750




































                                                 ------------    ---------------
      Total....................................     7,300,000         1,095,000
                                                 ============    ===============

                                    SCHEDULE II

                                                                   NUMBER OF
                                                                    OPTIONAL
                                                                  SHARES TO BE
                                                 TOTAL NUMBER OF     SOLD IF
                                                   FIRM SHARES    MAXIMUM OPTION
                                                   TO BE SOLD       EXERCISED
                                                 ---------------  --------------
The Company....................................     1,917,164      1,095,000

    The Selling Stockholder:...................
          Vita International Limited...........     5,382,836         ----
          Oldham Road
          Middleton, Manchester M24 2DB
          England





























                                                  ------------    ------------
      Total...................................      7,300,000      1,095,000
                                                  ============    ============

ANNEX I

      Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

            (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

            (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives");

            (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's quarterly report on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon, copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

            (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

            (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of Items 301, 302, 402 and 503(d), respectively, of Regulation S-K;

            (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                  (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act as it applies to Form 10-Q and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

                  (B) any other unaudited income statement data and balance
            sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                  (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

                  (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

                  (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the

            Prospectus discloses have occurred or may occur or which are described in such letter; and

                  (F) for the period from the date of the latest financial
            statements included or incorporated by reference in the Prospectus to the specified date referred to in clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

            (vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference) or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

ANNEX II(a)
                  FORM OF OPINION OF ARMSTRONG TEASDALE LLP

                                February __, 2004

Goldman, Sachs & Co.,
Deutsche Bank Securities Inc.,
McDonald Investments Inc., A KeyCorp Company,
First Analysis Securities Corporation,
   as representatives of the several Underwriters
    named in Schedule I thereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.


      RE:   SPARTECH CORPORATION PUBLIC OFFERING OF COMMON STOCK

Ladies and Gentlemen:

      We have acted as counsel to Spartech Corporation, a Delaware corporation (the "Company"), in connection with the public offering and sale by the Company of _______ shares of the Company's Common Stock, par value $0.75 per share, (the "Shares") pursuant to that certain Underwriting Agreement dated January __, 2004 (the "Underwriting Agreement"), by and among the Company, Goldman, Sachs & Co., Deutsche Bank Securities Inc., McDonald Investments Inc., A KeyCorp Company, and First Analysis Securities Corporation as representatives of the several underwriters named therein (the "Underwriters"), and the selling stockholders set forth in Schedule II thereto. We render this opinion pursuant to Section 7(c) of the Underwriting Agreement. Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth or referenced in the Underwriting Agreement.

      As a basis for rendering this opinion, we have reviewed the following:

1. Certified or other copies identified to our satisfaction of such proceedings and other documents as relate to the offering and sale of the Shares by the Company and as relate to the authorizations on behalf of the Company with respect to the execution and delivery of the Underwriting Agreement; the execution and filing of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Act"), with the Securities and Exchange Commission (the "Commission") on October 14, 2003 (File No. 333-109682), and the related Prospectus and preliminary and final Prospectus Supplements relating to the Shares, in the preparation of which we have participated (the registration statement, as amended, including all documents filed as a part thereof or incorporated therein, being herein called the "Registration Statement", and the Prospectus and the final Prospectus Supplement being herein called the "Prospectus");

2. Executed copies or counterparts of the Underwriting Agreement and the Registration Statement, and the Prospectus;

3. Certificates from public officials as to the due organization of the Company and its subsidiaries and as to the good standing of the Company;

4. Certified copies of the Company's Restated Certificate of Incorporation, Bylaws and applicable resolutions of the Company's Board of Directors adopted on October 9, 2003, 2002 and of the Pricing Committee of the Board of Directors adopted on January 28, 2004; and

5.    Certificates of officers of the Company delivered at Closing.

      The documents referred to in items (1) and (2) above are hereinafter collectively referred to as the "Offering Documents."

      In addition, we have reviewed such other documents and made such other investigation as we have deemed necessary to render the opinions expressed below.

      In rendering the opinions hereinafter expressed, we have made the following assumptions:

      a. All parties to the Offering Documents, other than the Company, are duly organized, validly existing and in good standing under the laws of the states or governmental bodies under which they are organized.

      b. Each of the Offering Documents has been duly authorized, executed and delivered by all of the parties thereto other than the Company.

      c. The Offering Documents, except as such relate to the Company, constitute legal, valid and binding obligations of the parties thereto enforceable against such parties in accordance with their terms, and all parties to the Offering Documents, except for the Company, have all necessary power and authority to enter into and perform the transactions contemplated thereby.

      d. The execution, delivery and performance of the Offering Documents by any party thereto, other than the Company, will not result in any violation of or be in contravention of or constitute a default under the charter, bylaws or other governing documents of such party, or any other contract or agreement binding on such party or its properties.

      e. All signatures, other than those of officers and directors of the Company, are genuine, all documents submitted to us as originals are authentic, and all documents submitted to us as photocopies, telecopies or facsimiles conform to the original documents.

      As to various questions of fact material to our opinions, we have relied upon certificates from officers of the Company which we deem necessary or appropriate in connection with our opinions.

      Based upon the foregoing and subject to the qualifications, limitations and assumptions stated herein, we are of the opinion that:

      1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

      2. The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company (including the Shares) have been duly and validly authorized and issued and are fully paid and non-assessable, and the Shares conform to the description of the Stock contained in the Prospectus;

      3. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of failure to be so qualified in any such jurisdiction;

      4. Each subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of incorporation or formation; and all of the issued shares of capital stock of each such subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and except for directors' qualifying shares and except as otherwise set forth in the Prospectus, all of the issued shares of capital stock of each subsidiary and the membership and partnership interests of each subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

      5. To the best of our knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

      6. The Underwriting Agreement has been duly authorized, executed and delivered by the Company;

      7. The issue and sale of the Shares to be sold by the Company and the compliance by the Company with all of the provisions of the Underwriting Agreement, and the consummation of the transactions therein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Bylaws of the Company or any statute or any order, rule or regulation known to us of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

      8. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except such as has been obtained under the Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by the National Association of Securities Dealers, Inc or under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

      9. Neither the Company nor any of its subsidiaries is in violation of its charter documents or Bylaws or, to the best of our knowledge, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, or lease or agreement or other instrument to which it is a party or by which it or any of its properties may be bound;

      10. The statements set forth in the Prospectus under the caption "Description of Capital Stock", insofar as they purport to constitute a summary of the terms of the Stock, and under the captions "Plan of Distribution" and "Underwriting", insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

      11. The Company is not an "investment company", as such term is defined in the Investment Company Act;

      12. The documents incorporated by reference in the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules therein, as to which we express no opinion) when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder; and we have no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact, or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading; and

      13. The Registration Statement, as of its effective date, and the Prospectus, as of its date, and any further amendments and supplements thereto made by the Company prior to the date hereof (other than the financial statements and related schedules and other financial data therein, as to which we express no opinion) complied as to form in all material respects with the requirements of the Act and the rules and regulations thereunder; and we have no reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the date hereof (other than the financial statements and related schedules and other financial data therein as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules and other financial data therein, as to which we express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the date hereof, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company prior to the date hereof (other than the financial statements and related schedules and other financial data therein, as to which we express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and we do not know of any amendment to the Registration Statement required to be filed or of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus or required to be described in the Registration Statement or the Prospectus which are not filed or incorporated by reference or described as required.

      We render no opinion herein as to matters involving the laws of any jurisdiction other than the State of Missouri, the General Corporation Law of the State of Delaware and the United States of America. The opinions set forth in this letter are limited to the present laws of the State of Missouri, the present laws of the State of Delaware and the present federal laws of the United States, and are based on the facts as they presently exist. No opinion is expressed by us as to matters of conflict or choice of law. We undertake no obligation to advise you as a result of developments occurring after the date hereof or as a result of facts or circumstances brought to our attention after the date hereof. We do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except for those referred to in Paragraph 10 above.

      The qualification of any opinion or statement herein by the use of the words "to our knowledge" or similar phrase means that, during the course of our representation of the Company, no information has come to our attention which gives us the factual knowledge of the existence of the matters, actions, proceedings, items, documents or facts so qualified, it being understood that in determining the extent of such knowledge we have limited our procedures to an endeavor to determine the knowledge of lawyers presently in our firm who have performed substantive legal services for the Company in connection with the Registration Statement, offering of the Shares and litigation matters. Except as otherwise expressly set forth herein, we have not undertaken any independent investigation or inquiry to determine the existence or absence of such matters, actions, proceedings, items, documents or facts and no inference as to our knowledge thereof should be drawn from our representation of the Company.

      This opinion is furnished by us for the sole benefit of the Underwriters, and no other person or entity shall be entitled to rely on this opinion without our express prior written consent in each instance, except for Sullivan & Cromwell LLP, as counsel for the Underwriters which may rely on this opinion in rendering its opinion to the Underwriters. Without our prior written consent, this opinion may not be quoted in whole or in part or otherwise used or referred to in connection with any other transactions and may not be furnished to or filed with any governmental agency or other person or entity.


                                    Sincerely,


                                    ARMSTRONG TEASDALE LLP

ANNEX II(b)
            FORM OF OPINION OF MILBANK, TWEED, HADLEY & MCCLOY LLP



                                                      February __, 2004



Goldman, Sachs & Co.,
Deutsche Bank Securities Inc.,
McDonald Investments Inc., A Keycorp Company,
First Analysis Securities Corporation,
   As representatives of the several Underwriters
    named in Schedule I thereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Ladies and Gentlemen:

            We have acted as special New York counsel to Vita International Limited ("Vita") in connection with the purchase and sale of 5,382,836 shares of common stock, par value $0.75 per share ("Shares"), of Spartech Corporation (the "Company") pursuant to the Underwriting Agreement (the "Underwriting Agreement") dated January 28, 2004, among you (the "Underwriters"), the Company and Vita. This opinion letter is being delivered pursuant to Section 7(d) of the Underwriting Agreement. All capitalized terms used but not defined herein have the respective meanings given to such terms in the Underwriting Agreement.

            In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

            (a) the Underwriting Agreement; and

            (b) such records of Vita and such other documents as we have deemed necessary as a basis for the opinions expressed below.

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. When relevant facts were not independently established, we have relied upon certificates of appropriate representatives of Vita and/or representations made in or pursuant to the Underwriting Agreement

            In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except to the extent set forth in the opinions below):

            (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

            (ii) all signatories to such documents have been duly authorized; and

            (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

            Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:


      1. The Underwriting Agreement has been duly delivered by Vita.

      2. The sale of the Shares to be sold by Vita under, and the compliance by Vita with all of the provisions of, the Underwriting Agreement and the consummation by it of the transactions therein contemplated will not conflict with any laws of the United States or New York that in our experience are normally applicable to transactions of the type contemplated by the Underwriting Agreement nor will such action result in any violation of any order, rule or regulation known to us of any court or United States or New York governmental agency or body having jurisdiction over Vita or the property of Vita.

      3. No consent, approval, authorization or order of any United States or New York governmental agency or body is required for the consummation by Vita of the transactions contemplated by the Underwriting Agreement in connection with the Shares to be sold by Vita hereunder, except for such consents, approvals, authorizations or orders which have been duly obtained and are in full force and effect, such as have been obtained under the Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of such Shares by the Underwriters.

      4. Good and valid title to the Shares to be sold by Vita, free and clear of all liens, encumbrances, equities or claims, has been transferred to each of the several Underwriters who have purchased such Shares in good faith and without notice of any such lien, encumbrance, equity or claim or any other adverse claim within the meaning of the Uniform Commercial Code.

            The opinion in paragraph 2 is not given with respect to compliance with the provisions of Section 8 of the Underwriting Agreement.

            The foregoing opinions are limited to matters involving the Federal laws of the United States of America and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

            At the request of our client, this opinion letter is, pursuant to
Section 7(d) of the Underwriting Agreement, provided to you by us in our capacity as special New York counsel to Vita and may not be relied upon by any person or for any purpose other than in connection with the transactions contemplated by the Underwriting Agreement without, in each instance, our prior written consent.

                                          Very truly yours,




JTO/MLW

ANNEX II(c)
                           FORM OF OPINION OF ASHURST

+44 (0)20 7859 1150
+44 (0)20 7638 1112
stewart.hall@ashurst.com

[Closing Date] 2004

Goldman, Sachs & Co.,
Deutsche Bank Securities Inc.,
McDonald Investments Inc., A KeyCorp Company,
First Analysis Securities Corporation,
   As representatives of the several Underwriters
    named in Schedule I thereto (the "UNDERWRITERS"),
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Dear Sirs

1.    DESCRIPTION OF TRANSACTION

      We have acted as English legal advisers to Vita International Limited (the "Selling Stockholder") in connection with an underwriting agreement (the "Underwriting Agreement") dated __ January 2004 and made between Spartech Corporation (the "Company"), the Selling Stockholder and the Underwriters relating, inter alia, to the sale by the Selling Stockholder of 5,382,836 shares of Common Stock, par value $0.75 per share, of the Company (the "Shares").

2.    DEFINED TERMS

      Terms defined in the Underwriting Agreement have the same meanings when used in this opinion, unless otherwise defined in this opinion or schedule 1 to this opinion.

3.    DOCUMENTS EXAMINED AND SEARCHES CARRIED OUT

3.1 For the purposes of this opinion, we have examined copies of the documents listed in schedule 1 to this opinion.

3.2 On ______ 2004 we carried out a company search at the Companies Registry, in respect of the Selling Stockholder which did not reveal any order or resolution to wind up the Selling Stockholder and no notice of appointment of a receiver or administrator. However, notice of an order, resolution or appointment may not have been filed with the Companies Registry immediately and the search would not in any event reveal the existence of a winding up petition. We have received the Officer's Certificate, attached as schedule 2, stating that no winding up resolution has been passed and that the Selling Stockholder has received no notice of the appointment of a receiver or administrator or of any winding up petition being presented. We made telephone inquiry of the High Court in London on _______ 2004 and we were informed that according to the Court's computer records no such petition or filing had been presented or order or appointment made.

3.3 Except as stated above, we have not examined any agreements, deeds, instruments or other documents entered into by or affecting the Selling Stockholder or any corporate records of the

      Selling Stockholder and we have not made any other enquiries concerning the Selling Stockholder. We have not investigated whether the Selling Stockholder is or will be by reason of the transactions and matters contemplated by the Underwriting Agreement in breach of any of its obligations under any agreement, document, deed or instrument.

4,    OPINION LIMITED TO ENGLISH LAW

4.1 This opinion is given only with respect to English law and is itself governed by English law.

4.2 We express no opinion as to the laws of any jurisdiction other than the laws of England and we assume that no foreign law affects any of the conclusions stated below. We undertake no responsibility to notify any addressee of this opinion of any change in English law after the date of this opinion.

5.    NO OPINION OF FACT

      We express no opinion as to matters of fact.

6.    ASSUMPTIONS

      In giving this opinion, we have assumed:

6.1   the genuineness of all signatures;

6.2 the authenticity and completeness of all documents submitted to us as originals;

6.3 the conformity to original documents of all documents submitted to us as copies or received by facsimile transmission and the authenticity and completeness of such original documents;

6.4 that the Underwriting Agreement (a) is within the capacity and powers of, and has been validly authorised, executed and delivered by, all parties thereto (other than the Selling Stockholder as to matters governed by English law) and (b) is legally valid and binding and enforceable against all parties thereto, including the Selling Stockholder, under all relevant laws (other than the Selling Stockholder as to matters governed by English law);

6.5 that there have been no amendments to the Memorandum or Articles of Association of the Selling Stockholder as compared to the form [certified by ________ as being in force as at _______ 2004] and provided to us in connection with the giving of this opinion;

6.6 that immediately after the execution of the Underwriting Agreement, the Selling Stockholder was solvent;

6.7 the accuracy of all representations as to fact made in the Underwriting Agreement by the Selling Stockholder;

6.8 that the Underwriting Agreement has the same meaning and effect as it would do if it were governed by English law;

6.9 that each Underwriter has complied with and will comply with all applicable provisions of the Public Offers of Securities Regulations 1995 and the Financial Services and Markets Act 2000 ("FSMA"), and any applicable secondary legislation made thereunder, with respect to anything done by it in relation to the Shares in, from or otherwise involving the United Kingdom;

6.10 that the percentage ratios (as defined in paragraph 10.5 of the Listing Rules of the Financial Services Authority (the "Listing Rules")) applicable to the sale by the Selling Stockholder of the Shares are not 25% or more, and have therefore assumed that the sale of the Shares does not constitute a Class 1 transaction in accordance with paragraph 10.4 of the Listing Rules; and

6.11 that the certificates and other documents dated on or before the date of this opinion and on which we have expressed reliance remain accurate and that no additional matters would have been disclosed by company searches at the Companies Registry being carried out since the carrying out of the searches referred to above and that the particulars disclosed by our company searches are true, complete and up to date.

7.    OPINION

      Based upon the foregoing and subject to any matters not disclosed to us, and subject to the qualifications set out below, we are of the opinion that at the date hereof:

7.1   STATUS

      The Selling Stockholder is a limited liability company, duly incorporated and subsisting under the laws of England and, so far as is discoverable from public records at the Companies Registry and our telephone search at the Companies Court, is not in liquidation.

7.2   POWERS AND AUTHORITY

      The Selling Stockholder has capacity and all requisite corporate power to enter into, execute, deliver and perform its obligations under the Underwriting Agreement, has taken all necessary corporate action to authorise the entry into, execution, delivery and performance of its obligations under the Underwriting Agreement and has duly executed the Underwriting Agreement.

7.3   NON-CONFLICT

      The sale of the Shares by the Selling Stockholder pursuant to the Underwriting Agreement and, subject to the qualifications contained herein, the compliance by the Selling Stockholder with all of the provisions of the Underwriting Agreement and the consummation of the transactions contemplated therein will not conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any English statute applicable to English companies generally, nor will such action result in any violation of the provisions of the Memorandum of Association or Articles of Association of the Selling Stockholder.

7.4   NO CONSENTS

      No consent, approval, authorisation or order of any English court or governmental agency or body is required for the consummation of the transactions contemplated by the Underwriting Agreement in connection with the Shares to be sold by the Selling Stockholder thereunder, except for such consents, approvals, authorisations or orders that have been duly obtained and are in full force and effect in connection with the purchase and distribution of such Shares by the Underwriters.

7.5   CHOICE OF LAW

      Subject to paragraph 8.6, the express choice of the laws of the State of New York as the governing law of the Underwriting Agreement will be recognised by the English courts as a valid choice.

8.    QUALIFICATIONS

      This opinion is subject to the following qualifications:

8.1   PENALTIES

      We express no opinion as to the validity or binding effect of the obligations of the Selling Stockholder under any provision of the Underwriting Agreement providing for the payment by that party of a higher rate of interest on overdue amounts or any other penalty.

8.2   CONCURRENT OR PRIOR PROCEEDINGS

      An English Court may refuse to accept jurisdiction or stay proceedings in certain circumstances, for example, if related proceedings are being brought concurrently elsewhere or if another forum is more convenient. If a judgment has been given in proceedings in another jurisdiction which is enforceable or capable of recognition in England and Wales, then the party in whose favour such judgment was given cannot bring proceedings between the same parties in England and Wales on the same cause of action.

8.3   EXCULPATORY

      The effectiveness of terms exculpating a party from a liability or duty otherwise owed (including liability arising out of the non-payment of stamp duty) is limited by law and indemnities given by the Selling Stockholder in respect of stamp duties payable in the United Kingdom may be void under section 117 of the Stamp Act 1891.

8.4   SPECIFIC PROVISIONS

      English courts are prepared to render judgments for a monetary amount in foreign currencies but the judgment may be converted into sterling for enforcement purposes. Foreign currency amounts claimed in an English liquidation must be converted into sterling at the rate prevailing at the commencement of the liquidation.

8.5   ORAL AMENDMENTS

      The Underwriting Agreement may be amended orally or by a course of conduct by the parties thereto notwithstanding provisions therein to the contrary.

8.6   ROME CONVENTION

      The Rome Convention (as defined in the Contracts (Applicable Law) Act
      1990) has the force of law in the United Kingdom by virtue of such Act.
      Article 3.1 of the Rome Convention provides that a contract shall be governed by the law chosen by the parties. Although the express choice of the laws of the State of New York as the governing law of the Underwriting Agreement is a choice of law within the terms of Article 3.1, the Rome Convention does provide for circumstances where Article 3.1 will not be applicable or will be overridden. In particular:

      (a) Article 3.1 will not apply to questions governed by the law of companies and other bodies corporate or unincorporate (including winding up of companies and other bodies corporate or unincorporate) or to certain obligations arising under negotiable instruments or to the question whether an agent is able to bind a principal, or an organ to bind a company or body corporate or unincorporate, to a third party (Article 1);

      (b) if the parties have chosen a foreign law but all other elements relevant to the situation at the time of choice are connected with one country only, such choice of law will not prejudice the application of rules of the law of that country which cannot be derogated from by contract (Article 3.3);

      (c) nothing in Article 3.1 restricts the application of the rules of the law of the forum in a situation where they are mandatory irrespective of the law otherwise applicable to the contract (Article 7.2); and

      (d) the application of a rule of the chosen law may be refused if such application is manifestly incompatible with the public policy of the forum (Article 16).

8.7  COSTS

     An English Court may refuse to give effect to any provision in the Underwriting Agreement for the payment of, or indemnifying against, expenses in respect of the costs of enforcement (actual or attempted) or of unsuccessful litigation brought before an English Court or where the Court has itself made an order for costs.

8.8  BRETTON WOODS

     If the performance of the payment obligations of the Selling Stockholder under the Underwriting Agreement is contrary to the exchange control regulations of the United States of America those obligations may be unenforceable in England by reason of section 2(b) of Article VIII of the International Monetary Fund Agreement and the Bretton Woods Agreements Order in Council 1946.

8.9  POWERS

     Whilst we are of the opinion that the Selling Stockholder has the necessary powers under its Memorandum of Association to enter into the obligations in the Underwriting Agreement, the directors of the Selling Stockholder must exercise those powers bona fide in the interests of the Selling Stockholder. This may involve demonstrating that a sufficient commercial benefit for the Selling Stockholder arises from the arrangements contemplated by the Underwriting Agreement, as to which we express no opinion.

8.10 MEMORANDUM

     An English company only has authority to carry on those businesses specified in the objects clause of its memorandum of association.

8.11 PREPARATION OF UNDERWRITING AGREEMENT

     We have not been involved in the drafting, preparation or negotiation of the Underwriting Agreement and accordingly express no opinion as to the sufficiency or effectiveness of the Underwriting Agreement to achieve the purposes contemplated by the parties thereto.

8.12 CERTIFICATES

     In giving this opinion we have relied (without further enquiry or investigation) upon the certificate dated _________ 2004 addressed to us, and signed by [the secretary/a director] of the Selling Stockholder attached as schedule 2 to this opinion certifying, inter alia, that the resolution of the Board of Directors attached to the certificate is true and correct, that an authorised signatory of the Selling Stockholder has signed the Underwriting Agreement, that the Selling Stockholder has not passed a voluntary winding up resolution and that by entering into the Underwriting Agreement the Selling Stockholder has not conflicted with, breached or violated the terms of any other agreement or instrument to which the Selling Stockholder is a party or by which it is bound.

8.13 BENEFIT

     This opinion is given for the sole benefit of the persons to whom it is addressed and is not to be relied upon by or communicated to any other person or for any other purpose, nor is it to be quoted or made public in any way without our prior written consent.



Yours faithfully

                                   SCHEDULE 1

LIST OF DOCUMENTS EXAMINED


1.    The Underwriting Agreement.

2. Certified copy resolutions of the board of directors [and/or a duly constituted and authorised committee thereof] of the Selling Stockholder relating, inter alia, to the Underwriting Agreement.

3. A copy of the Memorandum and Articles of Association of the Selling Stockholder [certified by ______ as being in force on ________].

4. Officer's Certificate of the Selling Stockholder dated the date of this Opinion.

                                   SCHEDULE 2

                   LETTERHEAD OF VITA INTERNATIONAL LIMITED
                              OFFICER'S CERTIFICATE


Ashurst
Broadwalk House
5 Appold Street
London EC2A 2HA


__________ 2004


Dear Sirs

RE: UNDERWRITING AGREEMENT BETWEEN SPARTECH CORPORATION, VITA INTERNATIONAL LIMITED, GOLDMAN, SACHS & CO., DEUTSCHE BANK SECURITIES INC., MCDONALD INVESTMENTS INC., A KEYCORP COMPANY, AND FIRST ANALYSIS SECURITIES CORPORATION, AS REPRESENTATIVES OF THE SEVERAL UNDERWRITERS NAMED IN SCHEDULE I THERETO (THE "UNDERWRITING AGREEMENT")

I refer to the opinion your firm is about to render concerning, inter alia, the powers of Vita International Limited (the "SELLING STOCKHOLDER") to enter into the Underwriting Agreement and due authorisation thereof. Expressions defined in the opinion have the same meanings where used in this Officer's Certificate, save as otherwise specified. For the purpose of that opinion I hereby certify that:

       (a) an authorised signatory of the Selling Stockholder has executed the Underwriting Agreement;

       (b) no winding-up resolution has been passed by the Selling Stockholder and the Selling Stockholder has received no notice of the appointment of a liquidator, receiver, administrative receiver or administrator in relation to the Selling Stockholder or of any petition being presented in relation to any of the foregoing;

       (c) the resolutions of the committee of the board of directors of the Selling Stockholder dated ________ 2004 attached hereto are true and correct and were duly passed at a properly convened meeting of duly appointed directors comprising that committee and that a duly qualified quorum of such committee was present throughout the meeting and voted in favour of approving the resolutions, that any provisions contained in the Companies Act 1985 or the Selling Stockholder's articles of association relating to the declaration of directors' interests or the power of the interested directors to vote were observed and that such resolutions have not been amended or rescinded and are in full force and effect;

       (d) the resolutions of the board of directors of the Selling Stockholder dated _______ pursuant to which the committee referred to in (c) above was appointed and which are attached hereto are true and correct and were duly passed at a properly convened meeting of duly appointed directors of the Selling Stockholder and that a duly qualified quorum of such directors was present throughout the meeting and voted in favour of approving the resolutions, that any provisions contained in the Companies Act 1985 or the Selling Stockholder's articles of association relating to the declaration of directors' interests or the power of the interested directors to vote were observed and that such resolutions have not been amended or rescinded and are in full force and effect;

       (e) by entering into the Underwriting Agreement the Selling Stockholder has not conflicted with, breached or violated the terms of any other agreement or instrument to which the Selling Stockholder is a party or by which it is bound.


Yours faithfully



[Director/Secretary]
Vita International Limited

          FORM OF OPINION OF IN-HOUSE COUNSEL OF SELLING STOCKHOLDER


_______ 2004



To:   Goldman, Sachs & Co.,
      Deutsche Bank Securities Inc.,
      McDonald Investments Inc., A KeyCorp Company,
      First Analysis Securities Corporation,
            As representatives of the several Underwriters named in Schedule I thereto (the "UNDERWRITERS"),
      c/o Goldman, Sachs & Co.,
      85 Broad Street,
      New York, New York 10004.


Dear Sirs,

1.      DESCRIPTION OF TRANSACTION

        I am company secretary and in-house solicitor of Vita International Limited (the "SELLING STOCKHOLDER") and I have acted in this capacity in connection with an underwriting agreement (the "UNDERWRITING AGREEMENT") dated __ January 2004 and made between Spartech Corporation (the "COMPANY"), the Selling Stockholder and Goldman, Sachs & Co., Deutsche Bank Securities Inc., McDonald Investments Inc., A KeyCorp Company, and First Analysis Securities Corporation, as representatives of the several Underwriters named in Schedule I thereto (together the "UNDERWRITERS") relating to the sale by the Selling Stockholder of 5,382,836 shares of Common Stock, par value $.75 per share, of the Company (the "SHARES").

2.      DEFINED TERMS

        Terms defined in the Underwriting Agreement have the same meanings when used in this opinion, unless otherwise defined in this opinion or the schedule to this opinion.

3.      OPINION

        Based upon the foregoing and subject to any matters not disclosed to me, and subject to the qualifications set out below, I am of the opinion that at the date hereof:

3.1.    NON-CONFLICT

        The sale of the Shares to be sold by the Selling Stockholder pursuant to the Underwriting Agreement and, subject to the qualifications contained herein, the compliance by the Selling Stockholder with all of the provisions of the Underwriting Agreement and the consummation of the transactions contemplated therein will not conflict with or result in a breach or violation of or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any property or assets of the Selling Stockholder is subject.

4.      BENEFIT

        This opinion is given for the sole benefit of the person(s) to whom it is addressed and is not to be relied upon by or communicated to any other person or for any other purpose, nor is it to be quoted or made public in any way without my prior written consent.



Yours faithfully,
For and on behalf of
Vita International Limited

ANNEX II(d)
                FORM OF CHIEF FINANCIAL OFFICER'S CERTIFICATE

      Pursuant to Section 7(f) of the Underwriting Agreement, the Chief Financial Officer of the Company shall furnish certificate(s) to the Underwriters to the effect that:

      Based upon his examination of the Company's financial records and schedules undertaken by himself or members of his staff who report to him and are responsible for the Company's financial and accounting matters, he hereby certifies that:

      1. Nothing has come to his attention that would lead him to believe that:

                  (i) the consolidated statement of operations, the consolidated statement of shareholders' equity and the consolidated statement of cash flows of the Company and its subsidiaries for the fiscal year ended November 3, 2001 included in the Prospectus, do not present fairly the results of operations and the cash flows of the Company and its subsidiaries for the fiscal year ended November 3, 2001 in conformity with generally accepted accounting principles; and

                  (ii) the consolidated balance sheet data of the Company as of
            October 30, 1999, October 28, 2000 and November 3, 2001 and the consolidated income statement data for each of the fiscal years ended October 30, 1999, October 28, 2000 and November 3, 2001 included in the Prospectus do not present fairly the financial position of the Company and its subsidiaries as of October 30, 1999, October 28, 2000 and November 3, 2001, and the results of their operations for each of the fiscal years ended October 30, 1999, October 28, 2000 and November 3, 2001 in conformity with generally accepted accounting principles.

      2. He has read the items marked on the attached copies of certain pages of the Prospectus (including documents incorporated by reference therein) and has compared such amounts with, or recomputed such amounts from, amounts or percentages included on a schedule or report for the applicable periods prepared by the Company, and noted agreement.

ANNEX III

                              SPARTECH CORPORATION
                                LOCK-UP AGREEMENT


                                                            January __, 2004

Goldman, Sachs & Co.,
Deutsche Bank Securities Inc.,
McDonald Investments Inc., A KeyCorp Company,
First Analysis Securities Corporation,
As representatives of the several Underwriters, c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

      Re:  Spartech Corporation - Lock-Up Agreement

Ladies and Gentlemen:

      The undersigned understands that you, as representatives (the "Representatives"), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with Spartech Corporation, a Delaware corporation (the "Company"), providing for a public offering of the Common Stock, par value $.75 per share, of the Company (the "Shares") pursuant to a Registration Statement on Form S-3 (File No. 333-109682) filed with the Securities and Exchange Commission (the "SEC").

      In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the date 90 days after the date of the Underwriting Agreement, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock, par value $.75 per share ("Common Stock"), of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the "Undersigned's Shares").

      The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

      Notwithstanding the foregoing, the undersigned may transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Goldman, Sachs & Co. on behalf of the Underwriters. For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

      The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns.

                                          Very truly yours,

                                          -----------------------------------
                                          Name


                                          ------------------------------------
                                          Authorized Signature


                                          ------------------------------------
                                          Title